FORM 8-K/A


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 14, 2007

                              Rub A Dub Soap, Inc.
                              ---------------------
             (Exact name of registrant as specified in its charter)



          Nevada                    000-52142                     84-1609495
          ------                    ---------                     ----------
 (State of Incorporation)      (Commission File No.)            (IRS Employer
                                                             Identification No.)


               2591 Dallas Parkway, Suite 102, Frisco, Texas 75034
               ---------------------------------------------------
           (Address of principal execute offices, including zip code)

                                 (469) 633-0101
                                 --------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01 Entry into a Material Definitive Agreement

ITEM 7.01 Regulation FD Disclosure

     On October 26, 2007, Registrant entered into a Stock Purchase Agreement with Zhongsen International Company Group, Ltd., a Hong Kong corporation (the "Company") and its sole shareholder, Kai Chen, as the Seller for the issuance and sale to the Seller of shares of common stock equal to 96.5% of all shares outstanding, in exchange for 100% of the outstanding common stock of the Company. A Form 8-K was filed on October 29, 2007 to disclose the agreement and to provide a copy thereof.

     In connection with the Agreement, at the request of the Company we are providing the financial statements of the Company's subsidiaries for the years ended December 31, 2004, 2005 and 2006, in advance of disclosure of such information to investors and analysts. Registrant did not participate in the preparation of these financial statements and disclaims any responsibility for the accuracy or completeness thereof. Upon the closing of the transactions described in the Stock Purchase Agreement, the Registrant will provide a more detailed Form 8-K, containing updated financial statements and information about the resulting company.

ITEM 9.01 Financial Statements and Exhibits

99   - Financial  Statements of subsidiaries of Zhongsen  International  Company
       Group, Ltd.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 14, 2007                  Rub A Dub Soap, Inc.
                                            (Registrant)

                                            By:/s/ Kevin Halter, Jr.
                                               ---------------------
                                               Kevin Halter, Jr., President and
                                               Chief Executive Officer



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